Exhibit 99


  Fortune Brands Reports Record Fourth Quarter and Full Year Results

   LINCOLNSHIRE, Ill.--(BUSINESS WIRE)--Jan. 23, 2004--Fortune
Brands, Inc. (NYSE:FO):

   --  EPS Rises 20% in 4th Quarter on Double-Digit Sales Growth

   --  Free Cash Flow Reaches $437 Million for 2003

   --  Company Targeting to Comfortably Achieve Double-Digit EPS
        Growth Before Charges/Gains in 2004

   Fortune Brands, Inc. (NYSE:FO) today reported record results for the fourth quarter and full year 2003. The company's quarterly results benefited from broad-based share gains, supply chain efficiencies, high-return acquisitions and favorable foreign exchange.
   "Fortune Brands finished another excellent year with strong momentum as each of our businesses performed at or above our expectations in the fourth quarter," said Fortune Brands chairman & CEO Norm Wesley. "Robust demand in the quarter for brands like Aristokraft, Omega, Moen, Master Lock, Titleist, Kensington and our super-premium spirits drove Fortune Brands' strongest sales growth of the year. In all, 2003 was a year of broad-based success that extended Fortune Brands' track record of consistently strong performance and that significantly surpassed the goals we set a year ago."

   For the fourth quarter:

   -- Net income increased 19% to $156 million, and diluted earnings per share were $1.03, up 20% from $0.86 in the year-ago quarter.

   -- Diluted EPS before charges/gains was $1.07, up 18% from $0.91, and 4 cents above the mean of Wall Street securities analysts' estimates.

   -- Net sales were $1.66 billion, up 16%. Acquisitions benefited sales by approximately 4% and favorable foreign exchange benefited sales by about 3%.

   -- Operating income was $266 million, up 19%. Operating income benefited from strong underlying performance, acquisitions and favorable foreign exchange.

   For the full year:

   -- Net income grew 10% to $579 million, and diluted earnings per share were $3.86, up 13% from $3.41 a year ago.

   --  Diluted EPS before charges/gains was $3.79, up 19% from $3.19.

   --  Net sales were $6.21 billion, up 9.5%.
        Acquisitions/divestitures benefited sales by approximately 2.5% and favorable foreign exchange benefited sales by about 2%.

   --  Operating income was $918 million, up 17%.

   -- Free cash flow was $437 million after dividends and capital expenditures.

   --  Return on equity was 24%.

   --  Return on invested capital was 16.6%.

   --  Share repurchases totaled 4.1 million shares.

   "We achieved success by continuing to invest in our leading consumer brands to grow faster than our markets," Wesley added. "We gained share with industry-leading new products and expanded customer relationships. We supplemented our growth initiatives with high-return acquisitions. Our operating performance also generated substantial free cash flow that exceeded our targets and enabled us to drive shareholder value even higher."

   Outlook: Strong Momentum for 2004

   "As we look to 2004, we are excited about our prospects to drive sustained growth," Wesley said. "We're carrying strong momentum into a year in which we'll continue to benefit from building our brands, innovative new products, the acquisition of Therma-Tru, and share-gain initiatives like the roll-out of cabinet lines at major home center chains.
   "For the first quarter and for the full year 2004, we're targeting to comfortably achieve our long-term goal of double-digit growth in diluted EPS before charges/gains. We're also expecting continued improvement in returns."

   Fortune Brands, Inc. is a $6 billion leading consumer brands company. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, golf equipment and office products. Home and hardware brands include Moen faucets, Aristokraft, Schrock, Diamond and Omega cabinets, Therma-Tru door systems, Master Lock padlocks and Waterloo tool storage sold by units of Fortune Brands Home & Hardware, Inc. Major spirits and wine brands sold by units of Jim Beam Brands Worldwide, Inc. include Jim Beam and Knob Creek bourbons, DeKuyper cordials, The Dalmore single malt Scotch, Vox vodka and Geyser Peak and Wild Horse wines. Acushnet Company's golf brands include Titleist, Cobra and FootJoy. Office brands include Swingline, Wilson Jones, Kensington and Day-Timer sold by units of ACCO World Corporation. Fortune Brands, headquartered in Lincolnshire, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index.
   To receive company news releases by e-mail, please visit www.fortunebrands.com.

   This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, foreign exchange rate fluctuations, changes in interest rates, returns on pension assets, competitive product and pricing pressures, trade consolidations, the impact of excise tax increases with respect to distilled spirits, regulatory developments, the uncertainties of litigation, changes in golf equipment regulatory standards, the impact of weather, particularly on the home products and golf brand groups, expenses and disruptions related to shifts in manufacturing to different locations and sources, changes in commodity costs, the impact of weak conditions in the leisure travel industry on our golf and spirits and wine businesses, as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

   This press release presents measures not derived in accordance with generally accepted accounting principles, including earnings per share before charges/gains, free cash flow and operating income before charges. Such measures should not be considered substitutes for any measures derived in accordance with generally accepted accounting principles, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these non-GAAP measures to the most nearly comparable GAAP measures, if applicable, is presented in the attached pages.

                         FORTUNE BRANDS, INC.
                   CONSOLIDATED STATEMENT OF INCOME
                (In millions, except per share amounts)
                              (Unaudited)

                                                Three Months Ended
                                                   December 31,
                                           ---------------------------
                                             2003     2002   % Change
                                           ---------------------------
Net Sales                                  $1,656.5 $1,431.6     15.7
                                           ---------------------------

      Cost of goods sold                      890.0    750.5     18.6

      Excise taxes on spirits and wine         81.6     85.9     (5.0)

      Advertising, selling, general
        and administrative expenses           406.9    356.1     14.3

      Amortization of intangibles               4.8      4.7      2.1

      Restructuring
        and restructuring-related items         7.6     10.9    (30.3)

                                           ---------------------------
Operating Income                              265.6    223.5     18.8
                                           ---------------------------

      Interest expense                         18.8     17.9      5.0

      Other (income) expense, net              (5.2)    (8.1)    35.8

      Income taxes                             91.2     77.7     17.4

      Minority interests                        4.4      4.6     (4.3)

                                           ---------------------------
Net Income                                    156.4    131.4     19.0
                                           ---------------------------

Earnings Per Common Share
                                           ---------------------------
      Basic                                    1.07     0.88     21.6
      Diluted                                  1.03     0.86     19.8
                                           ---------------------------

Avg. Common Shares Outstanding
                                           ---------------------------
      Basic                                   146.1    148.4     (1.5)
      Diluted                                 151.3    152.6     (0.9)
                                           ---------------------------


                                               Twelve Months Ended
                                                   December 31,
                                           ---------------------------
                                             2003     2002   % Change
                                           ---------------------------
Net Sales                                  $6,214.5 $5,677.7      9.5
                                           ---------------------------

      Cost of goods sold                    3,360.5  3,066.4      9.6

      Excise taxes on spirits and wine        302.0    311.1     (2.9)

      Advertising, selling, general
        and administrative expenses         1,569.9  1,441.7      8.9

      Amortization of intangibles              18.9     16.1     17.4

      Write-downs of identifiable
       intangibles                             12.0        -        -

      Restructuring
        and restructuring-related items        33.7     55.8    (39.6)

                                           ---------------------------
Operating Income                              917.5    786.6     16.6
                                           ---------------------------

      Interest expense                         73.8     74.1     (0.4)

      Other (income) expense, net             (40.7)   (43.7)     6.9

      Income taxes                            289.2    214.2     35.0

      Minority interests                       16.5     16.4      0.6

                                           ---------------------------
Net Income                                    578.7    525.6     10.1
                                           ---------------------------

Earnings Per Common Share
                                           ---------------------------
      Basic                                    3.97     3.51     13.1
      Diluted                                  3.86     3.41     13.2
                                           ---------------------------

Avg. Common Shares Outstanding
                                           ---------------------------
      Basic                                   145.6    149.4     (2.5)
      Diluted                                 150.1    154.0     (2.5)
                                           ---------------------------

Actual Common Shares Outstanding
                                           ---------------------------
      Basic                                   146.3    147.0     (0.5)
      Diluted                                 151.5    151.0      0.3
                                           ---------------------------


                         FORTUNE BRANDS, INC.
                (In millions, except per share amounts)
                              (Unaudited)


NET SALES AND OPERATING INCOME
------------------------------
                                                 Three Months Ended
                                                   December 31,
                                           ---------------------------
                                             2003     2002   % Change
                                           ---------------------------
Net Sales

      Home and Hardware                    $  835.2 $  653.5     27.8

      Spirits and Wine                        316.4    296.7      6.6

      Golf                                    192.3    170.5     12.8

      Office                                  312.6    310.9      0.5

                                           ---------------------------
Total                                      $1,656.5 $1,431.6     15.7
                                           ---------------------------

Operating Income

      Home and Hardware                    $  141.5 $  112.0     26.3

      Spirits and Wine                        105.8     90.0     17.6

      Golf                                      4.4     10.4    (57.7)

      Office                                   35.7     22.3     60.1

      Corporate expenses                       21.8     11.2     94.6
                                           ---------------------------
Total                                      $  265.6 $  223.5     18.8
                                           ---------------------------

Operating Income Before Charges (a)

      Home and Hardware                    $  141.5 $  112.0     26.3

      Spirits and Wine                        105.8     90.0     17.6

      Golf                                      6.5     10.4    (37.5)

      Office                                   41.2     33.2     24.1

Less:

      Corporate expenses                       21.8     11.2     94.6

      Restructuring
        and restructuring-related items         7.6     10.9    (30.3)
                                           ---------------------------
Operating Income                           $  265.6 $  223.5     18.8
                                           ---------------------------



                                                Twelve Months Ended
                                                   December 31,
                                           ---------------------------
                                             2003     2002   % Change
                                           ---------------------------
Net Sales

      Home and Hardware                    $2,899.9 $2,532.2     14.5

      Spirits and Wine                      1,091.0  1,032.5      5.7

      Golf                                  1,121.7  1,007.6     11.3

      Office                                1,101.9  1,105.4     (0.3)
                                           ---------------------------
Total                                      $6,214.5 $5,677.7      9.5
                                           ---------------------------

Operating Income

      Home and Hardware                    $  481.3 $  398.5     20.8

      Spirits and Wine                        302.8    276.3      9.6

      Golf                                    139.1    129.8      7.2

      Office                                   57.6     27.4    110.2

      Corporate expenses                       63.3     45.4     39.4
                                           ---------------------------
Total                                      $  917.5 $  786.6     16.6
                                           ---------------------------


Operating Income Before Charges (a)

      Home and Hardware                    $  481.3 $  413.5     16.4

      Spirits and Wine                        302.8    277.0      9.3

      Golf                                    144.9    129.8     11.6

      Office                                   97.5     67.5     44.4

Less:

      Corporate expenses                       63.3     45.4     39.4

      Write-downs of identifiable
       intangibles                             12.0        -        -

      Restructuring
        and restructuring-related items        33.7     55.8    (39.6)
                                           ---------------------------
Operating Income                           $  917.5 $  786.6     16.6
                                           ---------------------------


(a) Operating Income Before Charges, which is a measure not derived in accordance with generally accepted accounting principles (GAAP), is Operating Income derived in accordance with GAAP excluding restructuring and restructuring-related items as well as write-downs of identifiable intangibles. Management uses this and other measures to determine the returns generated by our operating subsidiaries and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying results of the Company's businesses from year to year. This measure may also be inconsistent with similar measures presented by other companies.


FREE CASH FLOW
--------------
                                                 Three Months Ended
                                                   December 31,
                                           ---------------------------
                                             2003     2002   % Change
                                           ---------------------------
Free Cash Flow (b)                         $  131.4 $  123.4      6.5

Add :

Net Capital Expenditures                       71.6     68.9      3.9

Dividends Paid                                 44.1     40.5      8.9
                                           ---------------------------
Cash Flow From Operations                  $  247.1 $  232.8      6.1
                                           ---------------------------


                                                Twelve Months Ended
                                                   December 31,
                                           ---------------------------
                                             2003     2002   % Change
                                           ---------------------------
Free Cash Flow (b)                         $  437.4 $  447.3     (2.2)

Add :

Net Capital Expenditures                      181.8    186.3     (2.4)

Dividends Paid                                166.9    153.4      8.8
                                           ---------------------------
Cash Flow From Operations                  $  786.1 $  787.0     (0.1)
                                           ---------------------------

(b) The term "free cash flow" is cash flow from operations less net capital expenditures and dividends to stockholders. Free cash flow is not a measure under generally accepted accounting principles
    (GAAP) and should not be considered as a substitute for any measure derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and repurchase common stock. This measure may also be inconsistent with similar measures presented by other companies.


                         FORTUNE BRANDS, INC.
                (In millions, except per share amounts)
                              (Unaudited)


EPS BEFORE CHARGES/GAINS
------------------------

The following sets forth EPS Before Charges/Gains, which is a measure not derived in accordance with GAAP. In 2003, EPS Before Charges/Gains is Net Income calculated on a per share basis excluding the $7.6 million ($5.2 million after tax) and $33.7 million ($24.4 million after tax) restructuring and restructuring-related items recorded in the three-month and twelve-month periods ended December 31, 2003. EPS Before Charges/Gains also excludes $10.7 million ($6.9 million after tax) in tax-related interest income, a $35 million tax reserve reversal and $12 million ($8 million after tax) write-down of identifiable intangibles recorded in the twelve-month period ended December 31, 2003.

EPS Before Charges/Gains in 2002 is Net Income calculated on a per share basis before the $10.9 million ($6.9 million after tax) and $55.8 million ($36.2 million after tax) restructuring and restructuring-related items recorded in the three-month and twelve-month periods ended December 31, 2002. In addition, EPS Before Charges/Gains for the twelve-month period ended December 31, 2002 excludes a $61.7 million tax claim and $14.9 million ($9.6 million after tax) in tax-related interest income.

Management uses this and other measures to evaluate overall performance of the Company, and believes this measure provides investors with helpful supplemental information regarding the underlying results of the Company's businesses from year to year. This measure may also be inconsistent with similar measures provided by other companies.




                                               Three Months Ended
                                                  December 31,
                                           ---------------------------
                                             2003     2002   % Change
                                           ---------------------------

Net Income Before Charges/Gains            $  161.6 $  138.3     16.8
                                           ---------------------------

Earnings Per Common Share - Basic

      Net Income Before Charges/Gains          1.11     0.93     19.4
      Restructuring
        and restructuring-related items       (0.04)   (0.05)    20.0
                                           ---------------------------
Net Income                                     1.07     0.88     21.6
                                           ---------------------------



Earnings Per Common Share - Diluted

      Net Income Before Charges/Gains          1.07     0.91     17.6
           Restructuring
        and restructuring-related items       (0.04)   (0.05)    20.0
                                           ---------------------------
Net Income                                     1.03     0.86     19.8
                                           ---------------------------




                                                Twelve Months Ended
                                                   December 31,
                                           ---------------------------
                                             2003     2002   % Change
                                           ---------------------------

Net Income Before Charges/Gains            $  569.2 $  490.5     16.0
                                           ---------------------------

Earnings Per Common Share - Basic

      Net Income Before Charges/Gains          3.90     3.28     18.9

      Write-downs of identifiable
       intangibles                            (0.05)       -        -

      Tax-related gains                        0.29     0.47    (38.3)

      Restructuring
        and restructuring-related items       (0.17)   (0.24)    29.2
                                           ---------------------------
Net Income                                     3.97     3.51     13.1
                                           ---------------------------


Earnings Per Common Share - Diluted

      Net Income Before Charges/Gains          3.79     3.19     18.8

      Write-downs of identifiable
       intangibles                            (0.05)       -        -

      Tax-related gains                        0.28     0.46    (39.1)

      Restructuring
        and restructuring-related items       (0.16)   (0.24)    33.3
                                           ---------------------------
     Net Income                                3.86     3.41     13.2
                                           ---------------------------




                         FORTUNE BRANDS, INC.


      Reconciliation of 2004 Expected vs. 2003 Diluted EPS Before
   Charges/Gains Target Growth Rate to GAAP Diluted EPS Growth Rate
                              (Unaudited)


              Growth Rate of        2004 Segment     Growth Rate of
              Diluted EPS           Charges          Diluted EPS
              Before Charges/Gains  (After Tax) vs.  After
                                    2003 (a)         Charges/Gains
------------- --------------------  ---------------  --------------

                                    2004 net charge
                                    is currently
First Quarter   double digits       expected to be   double digits
                                    comparable
                                    to a 2003 charge
                                    of $0.03
------------- --------------------  ---------------  --------------

                                    2004 net charge
                                    is currently
Full Year       double digits       expected to be   mid single to
                                    $0.14 to $0.16
                                    per share        double digits (b)
                                    compared to a
                                    $0.07 net gain
                                    in 2003 (b)
------------- --------------------  ---------------  --------------

(a) Segment charges include restructuring and restructuring-related items due to rationalization of operations. In addition, the Company recorded write-downs of identifiable intangibles in the Office segment, a tax reserve reversal and tax-related interest income in the last nine months of 2003. The Company also expects to incur restructuring and restructuring-related items in 2004. In the first quarter of 2004, the Company is expecting to receive an insurance settlement from a Kentucky bourbon warehouse fire.

(b) We have recently been advised that the IRS will conduct its routine review of 1997-2001 tax returns in 2004. Favorable resolution of the audit could result in a gain further benefiting earnings growth in 2004.

The preceding sets forth EPS Before Charges/Gains, which is a measure not derived in accordance with generally accepted accounting principles (GAAP).

Management uses this and other measures to evaluate the overall performance of the Company, and believes this measure provides investors with helpful supplemental information regarding the underlying results of the Company's businesses from year to year. This measure may be inconsistent with similar measures provided by other companies.


                         FORTUNE BRANDS, INC.
                (In millions, except per share amounts)
                              (Unaudited)

RESTRUCTURING AND RESTRUCTURING-RELATED ITEMS AND WRITE-DOWNS OF
 IDENTIFIABLE INTANGIBLES
----------------------------------------------------------------------

The Company recorded pre-tax restructuring and restructuring-related items of $7.6 million ($5.2 million after tax) and $33.7 million ($24.4 million after tax) in the three-month and twelve-month periods ended December 31, 2003. The charges relate to rationalization of operations in the Office and Golf segments. In addition, the Company recorded write-downs of identifiable intangibles in the Office segment of $12 million ($8 million after tax).

                       Three Months Ended December 31, 2003
         -------------------------------------------------------------
                       Restructuring-Related Items
                       ---------------------------
                         Cost of Sales   SG & A    Identifiable
          Restructuring     Charges      Charges   Intangibles   Total
          -------------  -------------  --------   ------------ ------

Golf         $  0.1        $  2.0       $     -         $-      $ 2.1

Office          2.0           2.4           1.1          -        5.5
          -------------  -------------  --------   ------------ ------
    Total    $  2.1        $  4.4       $   1.1         $-      $ 7.6
          -------------  -------------  --------   ------------ ------

Income tax
 benefit                                                          2.4
                                                                ------
Net charge                                                      $ 5.2
                                                                ------
Charge per
 common
 share
    Basic                                                       $0.04
    Diluted                                                     $0.04
                                                                ------



                      Twelve Months Ended December 31, 2003
         -------------------------------------------------------------
                       Restructuring-Related Items
                       ---------------------------
                         Cost of Sales   SG & A    Identifiable
          Restructuring     Charges      Charges   Intangibles   Total
          -------------  -------------  --------   ------------ ------
Golf         $  2.2       $   3.6       $     -      $   -      $ 5.8

Office         17.3           9.2           1.4       12.0       39.9
          -------------  -------------  --------   ------------ ------
    Total    $ 19.5       $  12.8       $   1.4      $12.0      $45.7
          -------------  -------------  --------   ------------ ------

Income tax
 benefit                                                         13.3
                                                                ------
Net charge                                                      $32.4
                                                                ------
Charge per
 common
 share
    Basic                                                       $0.22
    Diluted                                                     $0.21
                                                                ------




                         FORTUNE BRANDS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEET
                             (In millions)
                              (Unaudited)


                                             December 31, December 31,
                                                 2003         2002
                                             ------------ ------------
Assets

    Current assets
        Cash and cash equivalents              $   104.6    $    15.4
        Accounts receivable, net                   973.4        845.1
        Inventories                                956.2        835.8
        Other current assets                       247.4        206.8
                                             ------------ ------------
          Total current assets                   2,281.6      1,903.1

      Property, plant and equipment, net         1,358.9      1,189.6
      Intangibles resulting from
        business acquisitions, net               3,328.6      2,332.7
      Other assets                                 475.8        396.8
                                             ------------ ------------
          Total assets                         $ 7,444.9    $ 5,822.2
                                             ------------ ------------


Liabilities and Stockholders' Equity

    Current liabilities
        Short-term debt                        $   530.4    $   161.3
        Current portion of long-term debt          200.5        132.9
        Other current liabilities                1,402.6      1,220.5
                                             ------------ ------------
          Total current liabilities              2,133.5      1,514.7

    Long-term debt                               1,242.6        841.7
    Other long-term liabilities                    979.8        753.7
    Minority interests                             370.0        398.9
                                             ------------ ------------
          Total liabilities                      4,725.9      3,509.0

    Stockholders' equity                         2,719.0      2,313.2
                                             ------------ ------------

          Total liabilities and stockholders'
           equity                              $ 7,444.9    $ 5,822.2
                                             ------------ ------------


    CONTACT: Fortune Brands, Inc.
             Clarkson Hine, 847-484-4415 (Media Relations)
             Tony Diaz, 847-484-4410 (Investor Relations)